UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Diana Shipping Inc.
(Exact name of Issuer as specified in its charter)
Republic of the Marshall Islands	N/A
(State of incorporation or organization)	(IRS Employer Identification No.)
Pendelis 16, 175 64 Palaio Faliro Athens, Greece
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
8.875% Series B Cumulative Redeemable Perpetual Preferred Shares, par value $0.01 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) please check the following box.

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.

Securities Act registration statement file number to which this form relates: 333-181540 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.               Description of Registrant's Securities to be Registered.

A description of the 8.875% Series B Cumulative Redeemable Perpetual Preferred Shares of Diana Shipping Inc. (the "Registrant") is set forth under the caption "Description of Series B Preferred Shares" in the prospectus supplement filed by the Registrant on February 13, 2014, pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus supplement constitutes a part of the Registrant's Registration Statement on Form F-3 (Registration No. 333-181540), filed with the Securities and Exchange Commission with an effective date of July 6, 2012. Such description is hereby incorporated by reference.

Item 2.               Exhibits.

The following exhibits are filed as part of this Registration Statement:

No.	Exhibit
3.1	Amended and Restated Articles of Incorporation(1)
3.2	Amended and Restated Bylaws(2)
3.3	Statement of Designation of the 8.875% Series B Cumulative Redeemable Perpetual Preferred Shares
4.1	Specimen of the 8.875% Series B Cumulative Redeemable Perpetual Preferred Share certificate

(1)	Filed as Exhibit 1 to the Company's Form 6-K on May 29, 2008 and incorporated by reference herein.

(2)	Filed as Exhibit 1 to the Company's Form 6-K filed on February 13, 2014 and incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: February 13, 2013	DIANA SHIPPING INC. By: /s/ Ioannis Zafirakis Name: Ioannis Zafirakis Title: Director, Executive Vice-President and Secretary